UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 10, 2023

WW INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-16769	11-6040273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Avenue of the Americas, 6th Floor, New York, New York	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 589-2700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	WW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 10, 2023 (the “Closing Date”), WW International, Inc., a Virginia corporation (the “Company”), completed its previously announced acquisition of Weekend Health, Inc., doing business as Sequence, a Delaware corporation (“Weekend Health”), subject to the terms and conditions set forth in the Agreement and Plan of Merger, dated as of March 4, 2023, by and among the Company, Well Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, Weekend Health, and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as the Equityholders’ Representative (as defined therein) for Weekend Health (the “Merger Agreement”), pursuant to which Weekend Health continued as a wholly-owned subsidiary of the Company (the “Acquisition”).

As consideration for the Acquisition, the Company agreed to pay an aggregate amount equal to $132.0 million, subject to the adjustments set forth in the Merger Agreement (the “Merger Consideration”). Subject to the terms and conditions of the Merger Agreement, the Merger Consideration has been paid, or is payable, as follows: (i) approximately $64.2 million in cash (inclusive of approximately $25.8 million of cash on the balance sheet of Weekend Health) and approximately $34.7 million in the form of approximately 8.0 million newly issued shares of Company common stock (valued at $4.34 per share), in each case, paid on or payable following the Closing Date, (ii) $16.0 million in cash to be paid on April 10, 2024, and (iii) $16.0 million in cash to be paid on April 10, 2025, in each case, subject to the adjustments and deductions set forth in the Merger Agreement. In addition, the Company has obtained a standard representation and warranty insurance policy in connection with the Merger Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

The information under Item 2.01 of this Current Report on Form 8-K with respect to the portion of the Merger Consideration payable in shares of Company common stock pursuant to the Merger Agreement is incorporated herein by reference. Subject to the terms of the Merger Agreement, the shares of Company common stock issued, or to be issued, as consideration for the Acquisition were, or will be, issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Rule 506 of Regulation D thereof, as a transaction by an issuer not involving any public offering.

Item 7.01	Regulation FD Disclosure.

The information contained in Item 7.01 of this Current Report on Form 8-K, including the text of the press release attached as Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in Items 7.01 and 9.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document or filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

A copy of the Company’s press release announcing the closing of the Acquisition is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired. The Company intends to file the financial statements required by Item 9.01(a) in an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(b) Pro forma financial information. The Company intends to file the pro forma financial information required by Item 9.01(b) in an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(d) Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release regarding the closing of the Acquisition, dated April 10, 2023.

Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WW INTERNATIONAL, INC.

DATED: April 14, 2023	By:	/s/ Heather Stark
	Name:	Heather Stark
	Title:	Interim Principal Financial Officer

3